As filed with the Securities and Exchange Commission on October 22, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

T3 Defense Inc.
(Exact name of registrant as specified in its charter)

Delaware	3690	38-3912845
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Menachem Shalom

T3 Defense Inc.

Chief Executive Officer

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Cohen

McDermott Will & Schulte LLP

333 SE 2nd Avenue, Suite 4500

Miami, Florida 33131

(561) 287-7096

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-298752

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders of T3 Defense Inc. (the “Registrant”) to be registered for resale by 1,951,799 shares. The additional shares that are being registered for resale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-298752) (the “Initial Registration Statement”). The information set forth in the Initial Registration Statement and all exhibits thereto filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 22, 2026, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of McDermott Will & Schulte LLP
23.1	Consent of Green Growth CPA
23.2	Consent of McDermott Will & Schulte LLP (included in Exhibit 5.1)
23.3	Consent of KPMG Somekh Chaikin
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on October 22, 2026.

T3 DEFENSE INC.

By:	/s/ Menachem Shalom
Menachem Shalom
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Menachem Shalom	Chief Executive Officer and Director	October 22, 2026
Menachem Shalom	(Principal Executive Officer)

/s/ Shlomo Zakai	Chief Financial Officer	October 22, 2026
Shlomo Zakai	(Principal Financial and Accounting Officer)

/s/ Shiran Fridman	Director	October 22, 2026
Shiran Fridman

/s/ Tomer Nagar	Director	October 22, 2026
Tomer Nagar

/s/ Asaf Nachum	Director	October 22, 2026
Asaf Nachum

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